                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            VERSA TECHNOLOGIES, INC.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
                    ROBERT M. SUKALICH, ASSISTANT SECRETARY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                            VERSA TECHNOLOGIES, INC.
                    9301 WASHINGTON AVENUE, P.O. BOX 085012
                          RACINE, WISCONSIN 53408-5012

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 25, 1995

To the Shareholders of Versa Technologies, Inc.:

     The Annual Meeting of Shareholders of Versa Technologies, Inc. (the "Company"), will be held on Tuesday, July 25, 1995, at 11:00 a.m., at the Marriott, 7111 Washington Avenue (Highway 20), Racine, Wisconsin, for the following purposes as more fully described in the accompanying proxy statement:

          1. To elect two Class III directors of the Company for three year terms expiring in 1998.

          2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1996.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business of June 1, 1995, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed. Examination of the list of shareholders entitled to vote can be arranged at the office of Robert M. Sukalich, Vice President Finance and Assistant Secretary, Versa Technologies, Inc., 9301 Washington Avenue, Sturtevant, Wisconsin, during the period ten days prior to the meeting.

     You are cordially invited to attend the meeting and may, of course, vote your shares in person at that time. However, in order to assist us in preparing for the meeting, all shareholders are encouraged to date, sign, and return the enclosed proxy in the enclosed stamped envelope, to which no additional postage need be affixed if mailed in the United States.

                                          LAWRENCE BLOCK, Secretary

June 19, 1995

                            VERSA TECHNOLOGIES, INC.
                    9301 WASHINGTON AVENUE, P.O. BOX 085012
                          RACINE, WISCONSIN 53408-5012
                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card is being furnished to shareholders in connection with the solicitation by the Board of Directors of Versa Technologies, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, July 25, 1995, at 11:00 a.m. and at all adjournments of the meeting, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in any of the following ways: (1) by a written instruction to the Secretary of the Company indicating the shareholder's desire to revoke an existing proxy; (2) by signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (3) by signing and returning a floor ballot at the Annual Meeting.

     The Company will bear the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to the use of the mails, solicitations may be made by regular employees of the Company personally and by telephone and facsimile, and the Company intends to reimburse brokerage firms and others for their reasonable out-of-pocket expenses, including clerical expenses, in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

     This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about June 19, 1995.

                       RECORD DATE AND VOTING SECURITIES

     As of June 1, 1995, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, the outstanding voting securities of the Company consisted of 6,013,322 shares of Common Stock, par value $.01 per share (the "Common Stock"). All of the outstanding shares of Common Stock are entitled to vote on all matters which properly come before the Annual Meeting, and each shareholder will be entitled to one vote for each share of Common Stock held.

     All properly executed proxies received by the Company, unless marked to the contrary or revoked, will be voted FOR: (1) election of the two nominees for Class III directors for terms expiring in 1998, and (2) ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1996.

     A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum of shareholders at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting. The inspector of election will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker or other nominee indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The two nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company. The vote required for ratification of the appointment of Deloitte & Touche LLP as independent accountants for the fiscal year 1996 is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. For purposes of determining the approval of any matter submitted to the shareholders for a vote, abstentions will be treated as shares of Common Stock voted against the ratification of the appointment of Deloitte & Touche LLP as independent accountants for the fiscal year 1996.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NUMBER OF NOMINEES AND CLASSIFICATION

     The Certificate of Incorporation and By-Laws of the Company currently provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors but shall be not less than five and not more than nine. Currently, the Board of Directors has fixed the number of directors constituting the Board at seven. The Certificate of Incorporation divides the Board of Directors into three classes with terms of three years each, staggered to expire in successive years. Jon G. Udell has served as a Class III director since 1989. Dr. Udell will retire at the end of his term in July 1995. The Board of Directors extends their appreciation to Dr. Udell for his contributions to the company. The two remaining directors in Class III whose terms expire in 1995 are standing for reelection. All nominees for election to the Board of Directors at the 1995 Annual Meeting will be elected for a term of three years and shall serve until their terms expire at the 1998 Annual Meeting or until their successors are duly elected and have qualified. The two directors in Class I will continue to serve until the 1996 Annual Meeting, and the three directors in Class II will continue to serve until the 1997 Annual Meeting.

     The Board of Directors held six meetings during the last fiscal year and each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and all the committees thereof on which he served.

     All properly executed proxies received by the Company, unless marked to the contrary or revoked, will be voted FOR election of each of the nominees as Class III directors named below. If, prior to the election, it is determined that a nominee is unable or unwilling to serve, an event that the Company does not anticipate, the proxy may be voted in the discretion of the persons named in the proxy for another person in his stead.

INFORMATION AS TO NOMINEES AND INCUMBENT DIRECTORS

     Shown below is information regarding nominees for election and other directors of the Company.

                             NOMINEES FOR DIRECTOR

                                   CLASS III
                            FOR TERMS EXPIRING 1998

                                                                             DIRECTOR
                                    NAME AND AGE                              SINCE
          ----------------------------------------------------------------   --------
          William P. Killian, 60..........................................     1991
          Joan R. Lloyd, 45...............................................     1994

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

                                    CLASS I
                              TERMS EXPIRING 1996

                                                                             DIRECTOR
                                    NAME AND AGE                              SINCE
          ----------------------------------------------------------------   --------
          James E. Mohrhauser, 72.........................................     1970
          Denis H. Carroll, 56............................................     1983

                                    CLASS II
                              TERMS EXPIRING 1997

                                                                             DIRECTOR
                                    NAME AND AGE                              SINCE
          ----------------------------------------------------------------   --------
          Herman B. McManaway, 69.........................................     1970
          Morris W. Reid, 69..............................................     1982
          Thomas J. Magulski, 51..........................................     1993

BUSINESS EXPERIENCE OF NOMINEES AND INCUMBENT DIRECTORS FOR PAST FIVE YEARS

     The five year employment history of each Director Nominee and Incumbent Director is set forth below. Unless otherwise noted, none of the companies on which the Director Nominees and Incumbent Directors have served as directors or officers is a parent, subsidiary or affiliate of the Company.

     Denis H. Carroll--Chairman and Chief Executive Officer of CRL Industries, Inc. (a holding company) since October, 1992. President and Treasurer of American Couplings Company prior to October, 1992.

     William P. Killian--Vice President, Corporate Development and Strategy of Johnson Controls, Inc., Milwaukee, Wisconsin (a diversified industrial products manufacturer). Mr. Killian is also a director of Interstate Battery Systems of America, AquaChem, Inc., and Tekra Corporation.

     Joan R. Lloyd--President of Joan Lloyd, Inc. since November 1990 (a consulting firm specializing in organizational change). Prior to 1990 she held a number of management positions with Northwestern Mutual Life Insurance Company, Milwaukee, Wisconsin.

     Herman B. McManaway--Retired. Vice President of Ruddick Corporation and President of Ruddick Investment Co. from September 1973 to December 1987. Mr. McManaway is also a director of Hughes Supply, Inc.

     Thomas J. Magulski--President and Chief Operating Officer of the Company since December 14, 1993. Mr. Magulski worked as a business consultant for the Company from March, 1992 through September, 1993. Prior to his involvement with the Company, he was Vice President of Intertech Resources, Inc. from May, 1985 to March, 1992. Mr. Magulski is also a director of STERIS Corporation.

     James E. Mohrhauser--Chairman of the Board of Directors and Chief Executive Officer of the Company, since April 1, 1989. President and Chief Executive Officer of the Company prior to April 1, 1989.

     Morris W. Reid--Vice Chairman of the Board of Directors of the Company since April 1, 1989. President of the Company from October, 1989 to July, 1992. Chairman of the Board of Directors of the Company prior to April 1, 1989. Mr. Reid is currently a business advisor and previously served as chairman of J. I. Case Co. from 1972 to 1978. Mr. Reid is also a director of Wisconsin Energy Corp., Wisconsin Electric Power Co., Banc One Wisconsin Corporation, and Research Products Corporation.

BOARD COMMITTEES

     Personnel, Compensation and Stock Option Committee. The Personnel, Compensation and Stock Option Committee has responsibility for establishing compensation objectives and policies for all employees and determining compensation for the Company's executive officers. The Committee, consisting of
D. Carroll (Chairman), W. Killian, J. Lloyd, H. McManaway and J. Udell met three times during the last fiscal year.

     Audit Committee. The Audit Committee reviews and evaluates the effectiveness of the Company's financial and accounting functions, including review of the scope and results of the audit work performed by the independent accountants and by the Company's internal accounting staff. The independent accountants meet with the Audit Committee at least once a year to discuss the results of their examinations. The Audit Committee, composed of J. Udell (Chairman), D. Carroll, W. Killian, J. Lloyd and H. McManaway, met twice during the last fiscal year.

     Nominating Committee. The Nominating Committee is responsible for the nomination of candidates for election to the Board of Directors. It will consider nominees recommended to the Secretary of the Company. The Nominating Committee, composed of H. McManaway (Chairman), D. Carroll, and M. Reid, met once during the last fiscal year.

     Executive Committee. The Executive Committee meets on a regular basis to advise management on important proposals and policy matters and to monitor management and Company performance. The Executive Committee, currently composed of J. Mohrhauser (Chairman), T. Magulski and M. Reid, met seven times during the last fiscal year.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for services as Directors. Directors not so employed received annual retainers of $7,000 and fees of $700 for each Board meeting attended and $500 ($600 for the chairperson) for each committee meeting attended. In lieu of the annual retainer and meeting fees, Mr. Reid receives $3,000 per month for service as Vice Chairman of the Board of Directors and as a member of the Executive Committee.

     As of March 31, 1995, D. Carroll, W. Killian, H. McManaway, J. Lloyd, M. Reid and J. Udell, directors of the Company, and Mr. Lawrence Block, Secretary of the Company, each held an option to purchase 5,000 shares of Common Stock of the Company at a price of $14.12 per share, the fair market value of the Common Stock on September 27, 1994, the date of grant. The options become exercisable in increments of 1,250 shares as of the annual anniversaries of the date of grant and all options expire the earlier of ten years from the date of grant or upon termination as an officer or director of the Company. W. Killian also held an option to purchase 5,100 shares of Common Stock of the Company at $14.75 per share, the fair market value of the Common Stock on January 28, 1992, the date of grant. This option expires the earlier of five years from the date of grant or upon termination as a director of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of May 15, 1995, the only persons or entities known to the Company to be beneficial owners as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of more than five percent of the issued and outstanding Common Stock were:

                                                                                 SHARES
                                                                              BENEFICIALLY      % OF
         NAME                                            ADDRESS                 OWNED          CLASS
         ----                                            -------              ------------      -----
Brinson Partners, Inc.                         Three First National Plaza        593,100         9.8
                                               Chicago, IL 60602-4298
Fenimore Asset Management, Inc.                P.O. Box 310                      572,333         9.5
                                               Cobleskill, NY 12043
James E. Mohrhauser                            9301 Washington Ave.              448,912(1)      7.4
                                               Racine, WI 53408-5012
Quest Advisory Corp.                           1414 Avenue of the Americas       360,632         6.0
                                               New York, NY 10019
State of Wisconsin Investment Board            P.O. Box 7842                     347,900         5.7
                                               Madison, WI 53707

- ---------------
(1) Includes 173,436 shares owned by Mr. James E. Mohrhauser's wife and 12,778 shares owned by a trust for the benefit of members of his family. Mr. Mohrhauser disclaims beneficial ownership of all such shares. Also includes an option to purchase 33,000 shares, exercisable within 60 days of May 15, 1995.

     Shown below is information reported to the Company, as of May 15, 1995, as to beneficial ownership of Common Stock of the Company for each nominee for Director, for each Director continuing in office, for each Officer named in the Summary Compensation Table below and for all Directors and such named Officers as a group.

                                                              SHARES OF STOCK       PERCENT
          NAME                                                BENEFICIALLY OWNED     OWNED
          ----                                                ------------------    -------
          Raymond T. Aexel.................................           2,500(1)           *
          Denis H. Carroll.................................           5,895(2)           *
          William P. Killian...............................           6,100(1)           *
          Joan R. Lloyd....................................             350              *
          David J. McKendrey...............................          46,068(1)           *
          Herman B. McManaway..............................           8,350              *
          Thomas J. Magulski...............................          18,250(1)           *
          James E. Mohrhauser..............................         448,912(3)        7.4%
          Morris W. Reid...................................          15,468              *
          Robert M. Sukalich...............................           7,300(1)           *
          All directors and named executive officers as a
            group..........................................         559,193(4)        9.2%

- ---------------
 *  Less than one percent of the Company's outstanding shares of Common Stock.

(1) Includes shares issuable pursuant to stock options exercisable within 60 days of May 15, 1995 as follows: R. Aexel, 2,500 shares; W. Killian, 5,100 shares; D. McKendrey, 29,194 shares; T. Magulski, 6,250 shares; and R. Sukalich, 7,000 shares.

(2) Includes 374 shares owned by Mr. Carroll's daughter for which beneficial ownership is disclaimed.

(3) Includes 173,436 shares owned by Mr. James E. Mohrhauser's wife and 12,778 shares owned by a trust for the benefit of members of his family. Mr. Mohrhauser disclaims beneficial ownership of all such shares. Also includes an option to purchase 33,000 shares, exercisable within 60 days of May 15, 1995.

(4) Includes 83,044 shares issuable pursuant to stock options exercisable within 60 days of May 15, 1995.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following summary compensation table shows the compensation for the past three years earned by or awarded or paid to the persons who were the chief executive officer and the four other executive officers of the Company (the "Named Officers") whose compensation exceeded $100,000 during fiscal year 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                              ------------
                                            FISCAL     SALARY      BONUS         OTHER           AWARDS
       NAME AND PRINCIPAL POSITION           YEAR       ($)         ($)       COMPENSATION     OPTIONS(#)
- -----------------------------------------   ------    --------    --------    ------------    ------------
James E. Mohrhauser......................    1995     $200,000    $100,000             0              0
  Chairman and Chief Executive Officer       1994      200,000      33,335             0              0
                                             1993      200,000           0             0              0
Thomas J. Magulski.......................    1995     $160,000      72,000             0         25,000
  President and Chief Operating              1994       44,903       5,625             0         25,000
  Officer(2)
Robert M. Sukalich.......................    1995     $ 84,700    $ 33,880             0         15,000
  Vice President--Finance & Treasurer        1994       74,667       8,983             0              0
                                             1993       63,500           0             0          5,000
Raymond T. Aexel.........................    1995     $121,810    $ 60,625      $ 67,592(3)      15,000
  President--Custom Components and           1994        6,118           0             0         10,000
  Medical Groups(3)
David J. McKendrey.......................    1995     $122,810    $ 53,729             0         15,000
  President--Fluid Power Group               1994      118,085      47,234             0              0
                                             1993      113,000      22,600             0          5,000

- ---------------
(1) Mr. Magulski assumed the position of President and Chief Operating Officer of the Company on December 14, 1993.

(2) Mr. Aexel assumed the position of President--Medical Group on March 11, 1994 and assumed the additional responsibilities of President--Custom Components Group on November 14, 1994.

(3) Amount represents payments made to Mr. Aexel related to his relocation.

OPTION GRANTS IN FISCAL YEAR 1995

     The following table sets forth certain information as to options to purchase Common Stock of the Company granted to the named officers under the Versa Technologies, Inc. 1992 Employee Incentive Stock Option Plan during the fiscal year ended March 31, 1995, and the potential realizable value of each option grant.

                       OPTION GRANTS IN FISCAL YEAR 1995

                                                                                             POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                            -------------------------------------------------------------      ANNUAL RATES OF
                              NUMBER OF                                                          STOCK PRICE
                             SECURITIES        % OF TOTAL                                      APPRECIATION FOR
                             UNDERLYING      OPTIONS GRANTED    EXERCISE OR                     OPTION TERM(3)
                               OPTIONS        TO EMPLOYEES      BASE PRICE     EXPIRATION    --------------------
NAME                        GRANTED(#)(1)    IN FISCAL YEAR      ($/SH)(2)        DATE        5%($)       10%($)
- ----                        -------------    ---------------    -----------    ----------    --------    --------
James E. Mohrhauser......         None
Thomas J. Magulski.......       25,000              14%           $ 14.12        9/26/04     $222,000    $562,500
Robert M. Sukalich.......       15,000               8              14.12        9/26/94      133,200     337,500
Raymond T. Aexel.........       15,000               8              14.12        9/26/04      133,200     337,500
David J. McKendrey.......       15,000               8              14.12        9/25/04      133,200     337,500

- ---------------
(1) All options granted in fiscal 1995 become exercisable in 25% annual increments beginning one year from the date of grant, and expire ten years from the date of grant. Vesting may be accelerated as a result of certain changes in control.

(2) All options were granted at market value on the date of grant. Market value is the average of the high and low price on the date of grant.

(3) Potential realizable value is reported net of the exercise price but before any income taxes associated with the exercise. These amounts assume that the options were held for the entire ten-year period and that annual compounding results in total appreciation of 63% (5% per year) and 159% (10% per year). Actual gains, if any, on stock option exercises and Common Stock are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

OPTIONS EXERCISED IN FISCAL YEAR 1995

     The following table sets forth the number and value of unexercised options held by each of the Named Officers at March 31, 1995. None of the Named Officers exercised any options during fiscal 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                          YEAR-END (#)               AT FISCAL YEAR END(1)
                                                  ----------------------------    ----------------------------
NAME                                              EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----                                              -----------    -------------    -----------    -------------
James E. Mohrhauser............................      33,000               0         $41,250         $     0
Thomas J. Magulski.............................       6,250          43,750               0               0
Robert M. Sukalich.............................       7,000          18,000           3,750               0
David J. McKendrey.............................      29,194          17,500          73,619           2,188
Raymond T. Aexel...............................       2,500          22,500               0               0

- ---------------
(1) Represents the difference between $13.75, the closing price of the Company's Common Stock on March 31, 1995, and the option exercise price.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Raymond T. Aexel, who became President of the Company's Medical Group on March 11, 1994. The Agreement provides that in the event of a termination of employment on or before March 10, 1996, other than for cause, voluntary termination of employment, permanent disability, or death, the Company will continue to pay Mr. Aexel his then current monthly base compensation for the lesser period of twelve months or until other employment is secured. Mr. Aexel's current base compensation is $11,833 per month.

     The Company entered into an employment agreement with Mr. Thomas J. Magulski, who became President and Chief Operating Officer on December 14, 1993. The Agreement provides that in the event of a termination of employment on or before December 31, 1995, other than for cause, voluntary termination of employment, permanent disability, or death, the Company will continue to pay Mr. Magulski his then current monthly base compensation for the lesser period of twelve months or until other employment is secured. Mr. Magulski's current base compensation is $14,583 per month.

     The Company entered into an employment agreement with Mr. James E. Mohrhauser for a three year period ending March 31, 1997. Under the Agreement, Mr. Mohrhauser will receive a base salary of $200,000, subject to annual review, and be eligible to receive bonus compensation in accordance with the Company's bonus plan for executive officers. In the event Mr. Mohrhauser ceases to be employed by the Company for any reason, excluding termination for cause (as defined in the Agreement) or voluntary resignation, the Company shall continue to pay his base salary through March 31, 1997.

PENSION BENEFITS

     The Named Officers are participants in the Versa Technologies, Inc. Salaried, Administrative and Clerical Employees' Pension Plan (the "Pension Plan"). Remuneration covered by the Pension Plan includes salaries, wages, overtime payments, bonuses and commissions. For the Named Officers, covered remuneration is as reported in the Summary Compensation Table. To be eligible to participate in the Pension Plan an individual must complete at least 1,000 hours of service during the fiscal year.

     The following table illustrates the annual single life annuity under the Pension Plan, before adjustment for Social Security benefits, upon retirement at age 65 at various average remuneration levels (the average of the five highest out of the last ten years) and years of service classifications:

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                   AVERAGE            --------------------------------------------------------
               REMUNERATION($)          10         15          20          25       30 OR MORE
               ---------------        -------    -------    --------    --------    ----------
          $100,000.................   $16,667    $25,000    $ 33,333    $ 41,667     $ 50,000
           125,000.................    20,833     31,250      41,667      52,083       62,500
           150,000.................    25,000     37,500      50,000      62,500       75,000
           175,000.................    29,167     43,750      58,333      72,917       87,500
           200,000.................    33,333     50,000      66,667      83,333      100,000
           250,000.................    41,667     62,500      83,333     104,167      125,000*
           300,000.................    50,000     75,000     100,000     125,000*     150,000*
           350,000.................    58,333     87,500     116,667     145,833*     175,000*

         ------------------------
         * These amounts are subject to reduction because of the annual pension limitations imposed by the Employee Retirement Income Security Act of 1974; the extent of any reduction, however, will vary in individual cases according to circumstances existing at the time pension payments begin.

     The benefit calculation formula provides a benefit of 1 2/3% of average remuneration, less 1 2/3% of primary Social Security benefits, times years of service (to a maximum of 30 years). Calculations for the table do not include the Social Security offset, since the amount of offset varies with the year a participant attains age 65.

     The Pension Plan allows for early retirement upon attainment of age 55. The amount of the participant's monthly retirement income will be his basic benefit reduced by an amount equal to .5% for each month that his payments commence prior to age 65.

     As of April 1, 1995, the full years of service credit were, Mr. Mohrhauser 26; Mr. Magulski, 1; Mr. Sukalich, 5; Mr. Aexel, 1 and Mr. McKendrey, 31. In accordance with the requirements of the Internal Revenue Code, Mr. Mohrhauser's benefits under the Pension Plan commenced on April 1, 1994. Mr. Mohrhauser received $71,243 during fiscal year 1995.

SUPPLEMENTAL PENSION AGREEMENT

     This agreement, entered into on July 15, 1976, provides that the Company will pay Mr. James E. Mohrhauser annually, commencing April 1, 1994, an amount equal to 2 2/3% of his average annual compensation (as defined in the Pension
Plan), multiplied by his years of service, and reduced by the sum of (a) 1 2/3% times his primary Social Security benefit, multiplied by his years of service, and (b) the amount of retirement benefits received or receivable as a single life annuity from all other retirement plans maintained by the Company or any of its subsidiaries. Effective April 1, 1994, Mr. Mohrhauser began receiving the combined annual benefit provided by this agreement and the Pension Plan in the amount of $148,330.

PERSONNEL, COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel, Compensation and Stock Option Committee (the "Committee") of the Board of Directors establishes compensation objectives and policies for all employees and determines compensation for the Company's executive officers, including the Named Officers. The Committee is comprised entirely of independent outside directors.

     The Committee's objectives are to provide rewards which are linked to Company and individual performance, and ensure that compensation and benefits are at competitive levels enabling the Company to attract and retain quality employees.

     The Committee annually approves the base salaries of all executive officers. For all executive officers other than the Chief Executive Officer, the Committee closely reviews with management its recommendations prior to approval of such salaries. Factors considered by management in its recommendations and by the Committee in its approval process are the individual performance of each executive officer and his or her contribution to the overall performance of the Company or operating division. Company and division performance is measured against the operating plans, as approved by the Company's Board of Directors. Achievement of the operating objectives stated in the plans does not result in a predetermined level of compensation. Compensation practices for comparable positions outside the Company, as well as each executive officer's responsibilities and experience are also considered. The practice of establishing base salaries is subjective.

     At Mr. Mohrhauser's request, his annual base salary of $200,000 again remained unchanged from the prior year. Although the Committee believes that Mr. Mohrhauser's salary is modest for a company of this size, the Committee concurred with his request.

     Presidents of the Company's operating units participate in bonus plans. Payments are made in cash pursuant to a plan approved annually by the Committee. The plan provides for bonuses up to 40% of base salary for operating unit presidents. Under the formula, up to 50% of bonus is paid for attaining the business' budgeted operating income goal, up to 30% of bonus is paid for attaining the division's budgeted sales goal, and up to 20% of bonus is paid for attaining measurable objectives established for each participant in the plan. An over-achievement component is included if a business exceeds 100% of its operating income objective.

     Bonuses for executive officers other than operating unit presidents are paid based on a plan approved by the Committee. The plan is similar to that of unit presidents in that it provides for bonuses up to 50% of base salary if the Company achieves established financial goals based principally on achievement of the Company's net earnings goal. Under this plan, in fiscal year 1995, the Committee awarded Mr. Mohrhauser a bonus in an amount equal to 50% of his base salary. The plan also gives the Committee discretionary authority to award additional bonuses for outstanding individual performance by an executive officer.

     The Committee is responsible for the administration of the Versa Technologies, Inc. 1992 Employee Incentive Stock Option Plan ("the Option Plan"). The purpose of the Option Plan is to promote the long-term success of the Company by providing financial incentives to key employees who are in positions to make significant contributions toward such success. Management makes subjective recommendations to the Committee for the grant of options to all participants in the Option Plan, including the executive officers except Mr. Mohrhauser. Mr. Mohrhauser was not granted an option during fiscal 1995.

     This report is submitted by the Personnel, Compensation and Stock Option
Committee:

                                          Denis H. Carroll, Chairman
                                          William P. Killian
                                          Joan R. Lloyd
                                          Herman B. McManaway
                                          Jon G. Udell

PERFORMANCE GRAPH

5 Year--Total Return

     The following Common Stock performance graph compares the yearly change in the Company's cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S & P Diversified Manufacturers Index and the Russell 2000 Index during the five year period ended March 31, 1995.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
  Versa Technologies, Inc., S & P Diversified Mfg. Index and the Russell 2000
                                     Index

                                  Versa Tech-    S & P Diver-
      Measurement Period           nologies,      sified Mfg.    Russell 2000
    (Fiscal Year Covered)            Inc.            Index           Index
3/31/90                                 100.00          100.00          100.00
3/31/91                                 114.30          108.10          106.80
3/31/92                                 124.60          118.50          129.20
3/31/93                                 114.10          128.40          148.40
3/31/94                                 134.90          149.80          164.80
3/31/95                                 129.70          174.50          173.90

(1) Assumes that the value of the investment in Versa Technologies, Inc.'s Common Stock and each index was $100 on March 31, 1990 and that all dividends were reinvested.

(2) The Russell 2000 Index is comprised of medium sized companies ranked by market capitalization from 1,001 to 3,000. Approximately 60% of the companies in the index are traded on NASDAQ.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to serve as auditors for the Company during the ensuing year. Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment. Although this appointment is not required to be submitted to a vote by shareholders, the Board of Directors believes it appropriate as a matter of policy to request that shareholders ratify the appointment. If shareholder ratification is not received, the Board of Directors will reconsider the appointment.

     Deloitte & Touche LLP has served as auditors for the Company since 1976.

     It is expected that a representative of the auditors will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions at the meeting.

                         TRANSACTION OF OTHER BUSINESS

     The Board of Directors is not aware of any other matters which are to be presented at the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with the best judgement of a majority of them on the matters presented.

                DEADLINE FOR SHAREHOLDER PROPOSALS--1996 MEETING

     A proposal that a shareholder intends to present at the 1996 Annual Meeting can be considered for inclusion in the proxy materials for that meeting only if received in writing by the Company at its principal office on or before February 16, 1996.

                                 ANNUAL REPORT

     The Company's annual report to shareholders for the fiscal year ended March 31, 1995, accompanies or preceded this proxy solicitation, but the report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation materials.

                                          By Order of the Board of Directors



                                          LAWRENCE BLOCK, Secretary

June 19, 1995

VERSA TECHNOLOGIES, INC.
9301 Washington Avenue
P.O. Box 085012
Racine, Wisconsin  53408-5012





                                     PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Denis H. Carroll, James E. Mohrhauser and Herman B. McManaway as Proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all the shares of Common Stock of Versa Technologies, Inc. held of record by the undersigned on June 1, 1995 at the annual meeting of stockholders to be held on July 25, 1995 or any adjournment thereof.

1. Election of Directors

William P. Killian        [ ] FOR          [ ] WITHHOLD AUTHORITY

Joan R. Lloyd             [ ] FOR          [ ] WITHHOLD AUTHORITY

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 1996.

                          [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          [ ] FOR          [ ] AGAINST      [ ] ABSTAIN




       (Continued, and to be signed on other side)

                          (Continued from other side)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL TWO NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

Please sign exactly as name appears on the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name, executed by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             _________________________________
                                             Signature

                                             _________________________________
                                             Signature if held jointly

                                             Dated________________________, 1995

                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THE PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE.